                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                     TRIMARK HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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
                             TRIMARK HOLDINGS, INC.

                         4553 GLENCOE AVENUE, SUITE 200
                        MARINA DEL REY, CALIFORNIA 90292
                                 (310) 314-2000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 17, 1999

                            ------------------------

TO THE STOCKHOLDERS OF TRIMARK HOLDINGS, INC.:

    NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders (the "Meeting") of Trimark Holdings, Inc., a Delaware corporation (the "Company") will be held at the Park Hyatt Los Angeles, Chateau 2, 2151 Avenue of the Stars, Los Angeles, California on Wednesday, November 17, 1999 at 9:00 a.m., for the following purposes, all as set forth in the attached Proxy Statement.

    (1) ELECTION OF DIRECTORS. To elect five persons to the Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

    (2) 1999 STOCK OPTION PLAN.  To approve the Company's 1999 Stock Option
       Plan.

    (3) 1999 DIRECTORS' OPTION PLAN. To approve the Company's 1999 Directors' Option Plan.

    (4) RATIFICATION OF APPOINTMENT OF ACCOUNTANTS. To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending June 30, 2000.

    (5) OTHER BUSINESS. To transact such other business as properly may come before the Meeting and at any and all adjournments thereof.

Stockholders of record at the close of business on October 8, 1999 are entitled to notice of and to vote at the Meeting. In compliance with Section 219 of the General Corporation Law of the State of Delaware, a list of the stockholders entitled to vote at the Meeting will be open for examination by any stockholder for any purpose germane to the Meeting during ordinary business hours for a period of ten days prior to the Meeting at the offices of the Company. The list of stockholders will be available for examination at the site of the Meeting on the Meeting date from 8:30 o'clock a.m. until adjournment of the Meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO MARK, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                          /s/ Mark Amin
                                          --------------------------------------
                                          Mark Amin
                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE OFFICER

Date: October 15, 1999

                             TRIMARK HOLDINGS, INC.

                         4553 GLENCOE AVENUE, SUITE 200
                        MARINA DEL REY, CALIFORNIA 90292
                                 (310) 314-2000

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 17, 1999

                            ------------------------

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Trimark Holdings, Inc., a Delaware corporation (the "Company"), for use at its annual meeting of stockholders (the "Meeting") to be held at the Park Hyatt Los Angeles, Chateau 2, 2151 Avenue of the Stars, Los Angeles, California, on Wednesday, November 17, 1999 at
9:00 a.m. and at any and all adjournments thereof. It is expected that this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy will be mailed to stockholders on or about October 22, 1999.

MATTERS TO BE CONSIDERED

    The matters to be considered and voted upon at the Meeting will be:

    (1) ELECTION OF DIRECTORS. To elect five persons to the Board of Directors to serve until the next annual meeting of the stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

    (2) 1999 STOCK OPTION PLAN.  To approve the Company's 1999 Stock
       Option Plan.

    (3) 1999 DIRECTORS' OPTION PLAN. To approve the Company's 1999 Directors' Option Plan.

    (4) RATIFICATION OF APPOINTMENT OF ACCOUNTANTS. To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending June 30, 2000.

    (5) OTHER BUSINESS. To transact such other business as properly may come before the Meeting and at any and all adjournments thereof.

REVOCABILITY OF PROXIES

    A Proxy for use at the Meeting is enclosed. Any stockholder who executes and delivers such Proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. It also may be revoked by attendance at the Meeting and an election to vote in person. Subject to such revocation, all shares represented by a properly executed Proxy received prior to or at the Meeting will be voted by the proxy holders whose names are set forth in the accompanying Proxy (the "Proxy Holders") in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted (i) "FOR" the election of the nominees for director set forth herein; (ii) "FOR" the proposal to approve the Company's 1999 Stock Option Plan; (iii) "FOR" the proposal to approve the Company's 1999 Directors' Option Plan; and (iv) "FOR" the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending June 30, 2000. It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of Annual Meeting of Stockholders. If, however, any other matters properly are presented at the Meeting, the Proxy will be voted in accordance with the best judgment and in the discretion of the Proxy Holders.

COSTS OF SOLICITATION OF PROXIES

    This solicitation of Proxies is made by the Board of Directors of the Company, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in the solicitation of Proxies. It is contemplated that Proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals.

OUTSTANDING SECURITIES AND VOTING RIGHTS

    Only stockholders of record at the close of business on October 8, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 4,604,677 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), outstanding, excluding shares held by the Company as treasury stock. There was no beneficial owner (as defined under the rules of the Securities and Exchange Commission) of more than 5% of the Common Stock known to the Company at September 1, 1999, other than as set forth under the caption "Security Ownership of Certain Beneficial Owners and Management" below. A quorum at the meeting is a majority of the outstanding shares of Common Stock, and each stockholder shall have one vote for each share registered in such stockholder's name on the books of the Company except that, as the result of the application of certain provisions of the California Corporations Code, in the election of Directors addressed by Proposal No. 1, each stockholder has cumulative voting rights and is entitled to as many votes as equal the number of shares held multiplied by the number of directors to be elected (five). All such votes may be cast for a single candidate or distributed among any or all the candidates as the stockholder sees fit. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Meeting prior to the voting of their intention to cumulate their votes. The Company is soliciting authority to cumulate votes in the election of directors, and the enclosed Proxy grants discretionary authority for such purpose. The election of directors requires the affirmative vote for each candidate of a plurality of the votes cast. The affirmative vote of a majority of all shares represented and voting at the Meeting is required for approval of Proposal No. 2, Proposal No. 3 and Proposal No. 4.

    Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, an abstaining vote is not deemed to be a "vote cast." As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at a meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as to the shares of Common Stock owned as of September 1, 1999 by (i) each person known to the Company to be the beneficial owner of more than

5% of the Common Stock; (ii) each director (and nominee for director);
(iii) each executive officer named in the Summary Compensation Table herein; and
(iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                               NUMBER OF SHARES           PERCENT
NAME                                                          BENEFICIALLY OWNED         OF CLASS
----                                                          ------------------         ---------
Directors and Executive Officers
  Mark Amin(1)..............................................        1,666,375 (2)          34.7%
  Gordon Stulberg...........................................           17,800 (3)              *
  Matthew H. Saver..........................................           11,000 (4)              *
  Tofigh Shirazi............................................           32,762 (5)              *
  Peter J. Dekom............................................                0                 0%
  Tim Swain.................................................           87,100 (6)           1.8%
  Cami Winikoff.............................................           39,000 (7)              *
  Peter Block...............................................           21,000 (8)              *
  Andrew Reimer.............................................            5,000 (9)              *
  Directors and Executive Officers as a group
    (11 persons)............................................        1,891,787(10)          37.8%
Beneficial Owners
  Reza Amin(1)(11)..........................................          571,316(12)          12.4%
  Yahoo! Broadcast Services(13).............................          412,363(14)           8.9%

------------------------

* Represents less than 1% of the 4,604,677 shares of Common Stock outstanding on September 1, 1999.

(1) Mark Amin and Reza Amin are brothers.

(2) Mark Amin disclaims beneficial ownership of 66,390 of these shares which he holds as trustee of a trust for the benefit of certain family members. Includes options to purchase 200,000 shares which are exercisable as of September 1, 1999 or will become exercisable by November 1, 1999.

(3) Includes options to purchase 16,000 shares which are exercisable as of September 1, 1999 or will become exercisable by November 1, 1999, subject to shareholder approval as to options to purchase 12,000 shares. See
    "Proposal 3--Approval of the Company's 1999 Directors' Option Plan."

(4) Includes options to purchase 10,000 shares which are exercisable as of September 1, 1999 or will become exercisable by November 1, 1999, subject to shareholder approval. See "Proposal 3--Approval of the Company's 1999 Directors' Option Plan."

(5) Includes 22,000 shares held by a family limited partnership and options to purchase 10,000 shares which are exercisable as of September 1, 1999 or will become exercisable by November 1, 1999, subject to shareholder approval. See "Proposal 3--Approval of the Company's 1999 Directors' Option Plan."

(6) Includes options to purchase 82,900 shares which are exercisable as of September 1, 1999 or will become exercisable by November 1, 1999. Mr. Swain is no longer employed by the Company.

(7) Reflects options to purchase 39,000 shares which are exercisable as of September 1, 1999 or will become exercisable by November 1, 1999.

(8) Reflects options to purchase 21,000 shares which are exercisable as of September 1, 1999 or will become exercisable by November 1, 1999.

(9) Reflects options to purchase 5,000 shares which are exercisable as of September 1, 1999 or will become exercisable by November 1, 1999.

(10) Includes options to purchase 395,650 shares which are exercisable as of September 1, 1999 or will become exercisable by November 1, 1999.

(11) The address of Reza Amin is c/o the Company, 4553 Glencoe Avenue, Suite 200, Marina del Rey, California, 90292.

(12) Reza Amin disclaims beneficial ownership of 132,780 of these shares which he holds as trustee of a trust for the benefit of certain family members.

(13) The address of Yahoo! Broadcast Services (formerly known as broadcast.com.inc.) is 2914 Taylor Street, Dallas, Texas 75226.

(14) As of March 29, 1999, as reported in Schedule 13G.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS OF THE COMPANY

    The By-Laws of the Company provide that the number of directors shall be not less than three nor more than seven. Effective May 4, 1999, Roger A. Burlage resigned as a director, and on May 26, 1999, Peter J. Dekom was elected as a director by the Board of Directors. There are no vacancies on the Board.

    The persons named below, each of whom is currently a member of the Board of Directors of the Company, have been nominated for election by the Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the event that any of the nominees should become unavailable for election as a director it is intended that the Proxy Holders will vote for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve if elected to office.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

    The following table sets forth certain information, as of October 1, 1999, with respect to each person who has been nominated by the Board of Directors for election as a director.

                                                                                               YEAR FIRST
                                                                                               ELECTED OR
                                 POSITIONS WITH THE COMPANY AND                                APPOINTED A
NAME                             PRINCIPAL OCCUPATION FOR PAST FIVE YEARS(1)          AGE       DIRECTOR
----                             -------------------------------------------        --------   -----------
Mark Amin                        Chairman of the Board since November 1988, and        49         1984(1)
                                 Chief Executive Officer since January 1994

Gordon Stulberg                  Former Chairman of the Board of Philips               75         1991
                                 Interactive Media International (an interactive
                                 compact disc development venture of companies)
                                 and was Chairman of the Board from 1986 to
                                 September 1993; formerly, President of PolyGram
                                 Pictures; and a consultant to Cox Enterprises
                                 since 1985

Matthew H. Saver                 Of Counsel to the law firm of Myman, Abell,           46         1994(1)
                                 Fineman & Greenspan since 1994

Tofigh Shirazi                   Founder and president of Intercontinental United      46         1994
                                 Investors Corporation (a Houston-based real
                                 estate development and investment firm)
                                 since 1981

Peter J. Dekom                   Management and business consultant and advisor        52         1999
                                 since 1996; senior partner at the law firm of
                                 Bloom, Dekom, Hergott and Cook from 1973 to 1996

------------------------

(1) Includes service both with the Company and Trimark Pictures, Inc., a California corporation ("Trimark") and a wholly-owned subsidiary of the Company.

THE BOARD OF DIRECTORS AND COMMITTEES; DIRECTOR COMPENSATION

    All directors are elected annually and serve until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. Directors of the Company who are not executive officers are entitled to receive a fee of $10,000 per year for serving on the Board of Directors, options to purchase 2,000 shares of Common Stock per year under the Company's Directors' Stock Option Plan or 1999 Directors' Option Plan and $1,000 for attendance at each committee meeting.

    During fiscal year 1999, the Board of Directors held four meetings and took action by unanimous written consent on four occasions. During fiscal year 1999, each director attended at least 75% of the total number of the meetings of the Board and of the committees of the Board on which such member serves.

    The Board of Directors has a standing Audit Committee presently comprised of Gordon Stulberg, Matthew H. Saver and Tofigh Shirazi. The functions of the Audit Committee are to review and approve the selection of, and all services performed by, the Company's independent accountants; to meet and consult with and to receive reports from, the Company's independent accountants and its financial and accounting staff; and to review and act with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company. During fiscal year 1999, the Audit Committee held one meeting.

    The Board of Directors has a standing Stock Option Plan Committee presently comprised of Matthew H. Saver and Tofigh Shirazi. The function of such committee is to administer the Company's Stock Option and Stock Appreciation Rights Plan and the 1999 Stock Option Plan of the Company described herein. During fiscal year 1999, the Stock Option Plan Committee held no meetings and took action by unanimous written consent on six occasions.

    The Board of Directors has a standing Compensation Committee presently comprised of Gordon Stulberg, Matthew H. Saver and Tofigh Shirazi. The function of such committee is to review, approve and recommend to the Board compensation for certain officers of the Company. During fiscal year 1999, the Compensation Committee held one meeting. The Company has no Nominating Committee.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

    The following table sets forth the cash compensation (including cash bonuses) paid by the Company for its fiscal years ended June 30, 1999, 1998 and 1997 to its Chief Executive Officer and its four most highly compensated executive officers other than the Chief Executive Officer at June 30, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                       COMPENSATION
                                       ANNUAL COMPENSATION(1)             AWARDS
                                 ----------------------------------   ---------------
                                                                        SECURITIES
NAME AND                                                                UNDERLYING          ALL OTHER
PRINCIPAL POSITION               FISCAL YEAR   SALARY($)   BONUS($)   OPTIONS/SARS(#)   COMPENSATION($)(7)
------------------               -----------   ---------   --------   ---------------   ------------------
Mark Amin                           1999       $380,000    $  --          --                 $--
Chairman of the Board and Chief     1998       $380,000    $  --          --                 $--
  Executive Officer(2)              1997       $380,000    $  --          --                 $--

Andrew Reimer                       1999       $127,049    $135,051       --                 $--
Senior V.P., Worldwide              1998       $155,000    $  --          --                 $--
  Television of Trimark(3)          1997       $134,771    $  --          --                 $--

Tim Swain                           1999       $204,133    $  --           88,500            $--
Executive V.P., Domestic            1998       $213,471    $  --          --                 $--
  Distribution of Trimark(4)        1997       $217,949    $  --           42,000            $--

Cami Winikoff                       1999       $119,063    $ 90,000        85,000            $--
Executive V.P. and Chief            1998       $107,048    $ 50,000       --                 $--
  Administrative Officer of         1997       $155,222    $  --           30,000            $--
  Trimark(5)

Peter Block                         1999       $151,357    $ 20,500        85,000            $--
Executive V.P. of Trimark(6)        1998       $119,792    $  --          --                 $--
                                    1997       $ 75,000    $  --          --                 $--

------------------------

(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers which are available generally to all employees of the Company and certain perquisites and other personal benefits received by the named executive officers of the Company, the value of which did not exceed the lesser of $50,000 or ten percent of the executive officer's cash compensation in the table.

(2) Mr. Amin has been Chairman of the Board of the Company since November 1988 and Chief Executive Officer of the Company since January 15, 1994. Mr. Amin is not operating under an employment agreement with the Company. Mr. Amin is being paid a salary at an annual rate of $380,000.

(3) Trimark entered into a two-year employment agreement with Andrew Reimer effective August 6, 1998. Mr. Reimer is entitled to receive an annual base salary of $165,000 during the first year and

    $175,000 during the second year of the agreement. The agreement provides that Mr. Reimer will be eligible for a year-end bonus, for each year of the employment term in which Trimark's "Video Revenue" and "Theatrical Revenue" (as defined in the agreement) exceed certain levels. The agreement generally provides that the aggregate of any bonus payments relating to any applicable year will not exceed $90,000. If Mr. Reimer's employment is terminated other than for reasons of cause, he will be entitled to be paid the remaining balance of his salary and receive employee benefits in accordance with their terms until such time as he shall become employed in a job of equal or greater compensation.

(4) Mr. Swain resigned from Trimark effective August 6, 1999.

(5) Trimark entered into a three-year employment agreement with Cami Winikoff effective January 13, 1997. Ms. Winikoff is entitled to receive an annual base salary of $100,000 during the first year, $115,000 during the second year and $125,000 during the third year of the agreement, plus a $50,000 bonus each year. Ms. Winikoff is also eligible to receive an additional yearly bonus based on Trimark's profitability and at management's discretion. If Ms. Winikoff's employment is terminated other than for cause, she will be entitled to be paid 50% of the remaining balance of her contract (100% in the event of a change of control of the Company). Effective as of February 1, 1999, Trimark entered into an employment agreement with Ms. Winikoff for a two-year term commencing January 13, 2000. Ms. Winikoff was paid a signing bonus of $40,000 and is entitled to an annual salary thereunder of $175,000. If her employment is terminated other than for breach, she will be entitled to be paid the greater of (i) 50% of the remaining balance of her contract (100% in the event of a change of control of the Company), plus vesting of all unvested stock options to purchase 36,000 shares, or (ii) the difference between $500,000 less the aggregate of the value of such stock options plus the value of all other Company stock options held by her at the date of the contract plus 50% (100% in the event of a change of control of the Company) of the remaining balance of her salary under the contract. In certain circumstances following a change of control, Ms. Winikoff's base salary will increase to $250,000 and the foregoing stock options shall vest.

(6) Trimark entered into a two-year employment agreement with Peter Block effective February 1, 1999. Mr. Block is entitled to receive an annual base salary of approximately $175,000 during the agreement, plus a one-time $20,000 signing bonus and $40,000 in reimbursable expenses during the term of the agreement. If his employment is terminated other than for breach, he will be entitled to be paid the greater of (i) 50% of the remaining balance of his contract (100% in the event of a change of control of the Company), plus vesting of all unvested stock options to purchase 70,000 shares that are scheduled to vest by June 1, 2001; or (ii) the difference between $500,000 less the aggregate of the value of such stock options plus the value of certain other Company stock options held by him at the date of the contract plus 50% (100% in the event of a change of control of the Company) of the remaining balance of his salary under the contract. In certain circumstances following a change of control, Mr. Block's base salary will increase to $250,000 and the foregoing stock options to purchase
    70,000 shares shall vest.

(7) Represents cash contributions by the Company to its 401(k) Plan for the account of the named individuals.

OTHER COMPENSATION ARRANGEMENTS

    Effective March 15, 1998, Trimark entered into a consulting agreement with Burlage/Edell Productions, Inc., a corporation controlled by Roger Burlage, a director of the Company from March 27, 1998 to May 4, 1999, pursuant to which Mr. Burlage would provide non-exclusive consulting services to Trimark regarding theatrical distribution of its product, its DVD business, strategic planning, its acquisition of product and/or libraries and its television business. Pursuant to such agreement,

Trimark paid Burlage/Edell Productions, Inc. a consulting fee of $8,334 per month. The agreement was terminated on May 4, 1999.

STOCK OPTIONS

    The following table sets forth information with respect to grants of options ("Options") to purchase Common Stock under the Company's Stock Option and Stock Appreciation Rights Plan to the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1999. The Company did not grant any stock appreciation rights during such fiscal year.

              OPTION GRANTS IN THE FISCAL YEAR ENDED JUNE 30, 1999

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                          ANNUAL RATES OF STOCK
                                                                                         PRICE APPRECIATION FOR
                                                   INDIVIDUAL GRANTS                         OPTION TERMS(4)
                                  ----------------------------------------------------   -----------------------
                                               % OF TOTAL
                                                OPTIONS
                                  OPTIONS      GRANTED TO     EXERCISE OR
                                  GRANTED      EMPLOYEES      BASE PRICE    EXPIRATION
NAME                               (#)(2)    IN FISCAL YEAR    ($/SH)(3)       DATE        5%($)        10%($)
----                              --------   --------------   -----------   ----------   ----------   ----------
Mark Amin.......................       --                           --              --          --           --

Andrew Reimer...................       --           --              --              --          --           --

Tim Swain(1)....................    8,000          2.8           $3.00          8/8/02          --     $    156
                                   16,000          5.6           $3.00         1/14/02          --     $    312
                                   22,500          7.9           $3.00         3/31/04    $  1,050     $ 14,704
                                   42,000         14.7           $3.00          7/2/06                 $ 59,665

Cami Winikoff(1)................    1,000           .3           $3.00         1/20/03          --     $    321
                                   18,000          6.3           $3.00         1/30/06    $    720     $ 25,560
                                   30,000         10.5           $3.00         2/27/07    $  5,970     $ 55,878
                                   36,000         12.6           $4.50          2/2/09          --     $ 49,680

Peter Block(1)..................   85,000         29.8           $5.50         2/14/09    $190,120     $579,675

------------------------

(1) Ms. Winikoff, Mr. Block and Mr. Swain received their Options pursuant to the Stock Option and Stock Appreciation Rights Plan. The Options generally vest and become exercisable with respect to 33 1/3% of the shares on or about the first anniversary of the grant date, and an additional 33 1/3% of the Options vest on each of the second and third anniversary of the initial grant date if the optionee has remained employed by the Company until such date; in certain circumstances the options will vest upon a change of control of the Company. See "Stock Option and Stock Appreciation Rights Plan." 49,000 of the Options granted to Ms. Winikoff and all of the Options granted to Mr. Swain represent amended Options. See "Ten-Year Option Repricings."

(2) The Options granted shall terminate three months after the termination of employment unless (i) such termination was by reason of death, in which case the Options shall be exercisable for one year after the date of termination of employment or (ii) such termination was for cause, in which case the Options shall terminate on the date of termination of employment. However, in no event will such Options be exercisable after ten years from the date of grant. The Options are non-transferable.

(3) All Options were granted at or above market value on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by cash, by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(4) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock conditions, as well as the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

    The following table sets forth information with respect to the exercise of Options, ownership of Options and Option values as of June 30, 1999. The Company has no outstanding stock appreciation rights, either freestanding or in tandem with Options.

                 AGGREGATED OPTION EXERCISES DURING FISCAL 1999
                       AND FISCAL YEAR END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                              SHARES                            YEAR-END(#)               FISCAL YEAR-END($)*
                            ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                        EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   -----------   -----------   -------------   -----------   -------------
Mark Amin.................        --             --       200,000             --             --             --

Andrew Reimer.............        --             --         5,000             --             --             --

Tim Swain.................     5,600        $22,974        54,900         14,000        $92,644        $23,625

Peter Block...............        --             --        21,000         70,000             --             --

Cami Winikoff.............        --             --        39,000         46,000        $65,812        $23,625

------------------------

* Represents the difference between the closing price of the Common Stock on June 30, 1999 ($4.6875) and the exercise price of the Options, multiplied by the applicable number of Options.

    The following table provides information regarding all repricings of Options to purchase Common Stock held by any executive officer of the Company since June 1990, the date the Company became a public reporting company.

                           TEN YEAR OPTION REPRICINGS

                                                                                                          LENGTH OF
                                   NUMBER OF                                                           ORIGINAL OPTION
                                   SECURITIES                                                               TERM
                                   UNDERLYING      MARKET PRICE OF     EXERCISE PRICE                     REMAINING
                                  OPTIONS/SARS    STOCK AT TIME OF       AT TIME OF                      AT DATE OF
                                  REPRICED OR       REPRICING OR        REPRICING OR    NEW EXERCISE    REPRICING OR
NAME                   DATE        AMENDED(#)       AMENDMENT($)        AMENDMENT($)      PRICE($)      AMENDMENT(1)
----                   ----       ------------   -------------------   --------------   ------------   ---------------
Cami Winikoff          11/20/98       1,000              2.06               5.00             3.00          50 months
Exec. V.P., Chief      11/20/98      18,000              2.06               5.00             3.00          86 months
  Admin. Officer of    11/20/98      30,000              2.06               5.00             3.00          86 months
  Trimark

Peter Block             1/30/96       1,000              5.00               6.75             5.00         105 months
Exec. V.P. of Trimark

Sergei Yershov         11/20/98       3,000              2.06               5.00             3.00          86 months
Sr. V.P. of Trimark

Tim Swain               1/14/92      16,000              6.00               9.25             6.00         102 months
Former Exec. V.P.,      1/20/93      16,000              5.00               6.00             5.00          90 months
  Domestic              1/30/96      22,500              5.00               9.25             5.00          90 months
  Distribution of      11/20/98       8,000              2.06               4.00             5.00          45 months
  Trimark              11/20/98      16,000              2.06               5.00             3.00          38 months
                       11/20/98      22,500              2.06               5.00             3.00          65 months
                       11/20/98      24,000              2.06               5.38             3.00          92 months
                       11/20/98      18,000              2.06               8.00             3.00          92 months
                                                                                             3.00

James E. Keegan         1/14/92      30,000              6.00               9.25             6.00         102 months
Former Sr. V.P.,        1/20/93      30,000              5.00               6.00             5.00          90 months
  Finance and Chief      5/5/95      27,000              6.75               9.25             6.75         107 months
  Financial Officer

Sergio Aguero           8/10/95      15,000             6.875               9.25            6.875         102 months
Former Exec. V.P.,
  Int'l Sales of
  Trimark

Roger A. Burlage        1/14/92      88,538              6.00               7.06             6.00          84 months
Former President

Barry M. Barnholtz      1/30/96      10,000              5.00              7.625             5.00         105 months
Former Sr. V.P.

Don Gold                4/16/96       7,500              5.50               9.25             5.50          96 months
Former Sr. V.P. of
  Trimark

------------------------

(1) See "Report of the Stock Option and Stock Appreciation Rights Plan Committee on Repricing of Options" and "Option Grants in the Fiscal Year Ended
    June 30, 1999."

REPORT OF THE STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN COMMITTEE ON
  REPRICING OF OPTIONS

    During fiscal 1999, the Stock Option and Stock Appreciation Rights Plan Committee considered the fact that a decline in the price of the Common Stock of the Company had resulted in a substantial number of stock options granted pursuant to the Company's Stock Option and Stock Appreciation Rights Plan to Tim Swain, Cami Winikoff and Sergei Yershov, three of Trimark's executive officers, having exercise prices well above the recent trading prices for the Common Stock. The Committee was advised by senior management that management believed that the Company's total compensation package for such officers, which included substantial options with exercise prices well above the current trading price, was less attractive than compensation offered by other entertainment companies with which the Company competes for executive talent.

    The Committee believed that (i) the Company's success in the future will depend in large part on its ability to retain a number of its highly skilled personnel, (ii) that competition for such personnel is intense, (iii) that the loss of key officers and employees could have significant adverse impact on the Company's business, and (iv) that it is important and cost-effective to provide equity incentives to employees and officers of the Company to improve the Company's performance and the value of the Company for its stockholders. On balance, considering all of these factors, the Committee determined it to be in the best interests of the Company and its stockholders to restore the incentive for such officers to remain as employees of the Company and to exert their maximum efforts on behalf of the Company by repricing certain outstanding options under the plan to an exercise price that, though in all cases still above the then current trading price, was considerably closer to such current trading price. See "Ten-year Option Repricings" table for further information concerning such repricing and the repricing to other officers since June 1990, when the Company became a public reporting company.

                                          Stock Option and Stock Appreciation
                                          Rights Plan Committee

                                          MATTHEW H. SAVER, CHAIRMAN
                                          TOFIGH SHIRAZI

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During the fiscal year ended June 30, 1997, Trimark made a loan of $400,000 to Mark Amin, the Chairman of the Board and Chief Executive Officer of the Company. In July 1997, Trimark loaned an additional $350,000 to Mr. Amin.
Mr. Amin's loan is evidenced by a promissory note, is secured by shares of the Company's Common Stock and bears interest at Trimark's weighted average cost of funds under its credit facility with its bank (which averaged 7.50% during the fiscal year ended June 30, 1999), but in no event less than the applicable federal rate set forth in Section 1274(d) of the Internal Revenue Code. Interest payments are due quarterly until June 30, 2000, at which time the entire loan balance is due. The largest aggregate amount of indebtedness outstanding during the fiscal year ended June 30, 1999 was $795,233. As of September 30, 1999, the aggregate amount outstanding was $763,904.

    On March 29, 1999, pursuant to the terms of a February 22, 1999 agreement between the Company and broadcast.com inc. (now known as Yahoo! Broadcast Services) ("BCST") to jointly market certain of the Company's movies by streaming them on the BCST web site, the Company issued and sold to BCST 412,363 shares of the Company's Common Stock (or 9% of its outstanding shares) in exchange for 45,858 shares of common stock of BCST. As a result of this new business venture, the Company and BCST will work together to distribute movies on the internet under a variety of new revenue models including pay-per-view, electronic commerce, integrated advertising, personalized marketing and user interactive content. Under this agreement, which terminates on January 31, 2001 unless extended, the Company will use its best efforts on future titles to give BCST streaming rights or in certain circumstances rights of first refusal in connection therewith.

    Reference is made to the "Summary Compensation Table" and "Other Compensation Arrangements" for a description of employment arrangements and other arrangements between the Company and certain of its directors and officers.

STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

    Since May 1990, the Company has maintained a Stock Option and Stock Appreciation Rights Plan (the "1990 Plan"). The 1990 Plan currently provides for the grant of options to purchase up to 820,000 shares of the Company's Common Stock to officers, directors, key employees and consultants of the Company, and its subsidiaries. As of June 30, 1999, 268,599 shares remained available for grant under the 1990 Plan. In 1994 the Board of Directors and stockholders approved an amendment to the 1990 Plan limiting the number of shares subject to options and stock appreciation rights that may be granted annually to any participant to 200,000. In view of the fact that no options may be granted under the 1990 Plan beyond May 21, 2000, the Board of Directors has adopted, subject to the approval of the stockholders, the 1999 Stock Option Plan of Trimark Holdings, Inc. See "Proposal 2--Approval of the Company's 1999 Stock Option Plan." The Company intends to grant options under the new option plan, and also intends to continue to grant options under the 1990 Plan until May 21, 2000 as long as there are sufficient remaining shares under the 1990 Plan.

    The 1990 Plan is administered by the Stock Option Plan Committee (the "Option Committee") of the Board of Directors. The Option Committee is comprised of Messrs. Matthew H. Saver and Tofigh Shirazi. The Option Committee has the authority to determine to whom, and the time or times at which options and "stock appreciation rights" or "SARs" will be granted, the number of shares of Common Stock that comprise each option, the number of SARs, and the time or times at which each option or SAR granted under the 1990 Plan may be exercised, provided, however, that no option or SAR may be exercised later than 10 years after the date of grant.

    The 1990 Plan provides for the grant of both "incentive stock options" or "ISOs" and "non-qualified stock options" to acquire the Company's Common Stock. ISOs may only be issued to the Company's employees and non-qualified stock options may be issued to the Company's regular employees as well as its consultants and certain of its executive officers and directors. ISO's must be granted with an exercise price of no less than the fair market value of the Company's Common Stock at the time of grant, but if granted to stockholders owning at least 10% of the Common Stock outstanding, such options will be granted at a price of at least 110% of the fair market value of such Common Stock at the time of grant. The exercise price for non-qualified stock options is determined by the Option Committee. The shares purchased upon the exercise of an option granted under the 1990 Plan are to be paid for: (i) in cash or by certified or cashier's check payable to the order of the Company, (ii) by cancellation of indebtedness, (iii) through the delivery of other shares of the Common Stock having an aggregate fair market value equal to the total exercise price of the option being exercised, (iv) with the approval of the Option Committee, by a promissory note made by the optionee in favor of the Company upon terms and conditions to be determined by the Option Committee and secured by the shares issuable upon exercise of such option, or (v) any combination thereof.

    SARs granted under the 1990 Plan may, at the discretion of the Option Committee, enable the recipient upon exercise to receive payment in cash for increases in the market value of the Common Stock from the date of grant (the "Initial Value") to the date of exercise. SARs may be issued to the Company's employees and certain of its executive officers and directors. A maximum of 820,000 SARs may be granted under the 1990 Plan, subject to reduction for any options outstanding under the 1990

Plan. A payment that represents appreciation of a SAR may be made in cash or in the Common Stock. SARs may be granted in tandem with options under the 1990 Plan, in which event the exercise of one will extinguish the other. The Initial Value of SARs granted under the 1990 Plan may not be less than 100% of the fair market value of the Common Stock on the date the SAR is granted.

    Consideration for the options or SARs to be granted under the 1990 Plan is provided by the recipient's past, present and expected future contributions to the Company. No monetary consideration is provided by the recipient with respect to the grant of options or SARs.

    Except as otherwise provided by the Option Committee, no option or SAR granted under the 1990 Plan is transferable, except in the event of a recipient's death or permanent disability. ISOs may be exercised by the holder
(a) while he is an employee of the Company or (b) within three months after termination of his employment if such termination is due to normal retirement or voluntary resignation if the Company's Board of Directors consents. In the event of a recipient's death or permanent disability, the recipient's ISOs may be exercised at any time prior to expiration of the ISOs, but in any event not later than one year after the date of his death or permanent disability. In the event of the recipient's death, the ISOs may be exercised by the person entitled to do so under the recipient's will or by the recipient's legal representative. The 1990 Plan is not subject to the Employee Retirement Income Security Act of 1974. The 1990 Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

    Certain of the options granted by the Option Committee to date provide that such options shall become fully exercisable upon a "change of control" of the Company. A "change of control" is generally deemed to have occurred (i) upon approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then outstanding voting securities; or (ii) upon the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51% or more of either the then outstanding shares or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners of the voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

    The Board of Directors or the Option Committee may at any time suspend or terminate the 1990 Plan except that (i) no such action may impair the rights of optionees under any option or stock appreciation right previously granted pursuant to the 1990 Plan and (ii) shareholder approval is required to effect any amendment to or change in the 1990 Plan that would: (a) increase the maximum number of shares which may be acquired pursuant to options, and the maximum number of stock appreciation rights, granted under the 1990 Plan (except as to adjustments for stock splits through a reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction as provided in the 1990 Plan); (b) change the minimum exercise price of an option or the Initial Value of a stock appreciation right; (c) increase the maximum number of options or stock appreciation rights issuable under the 1990 Plan; or (d) change the designation of persons eligible to receive options or stock appreciation rights under the 1990 Plan.

DIRECTORS' STOCK OPTION PLAN

    The Directors' Stock Option Plan ("Directors' Plan") was adopted by the Board of Directors of the Company in October 1993 and approved by the stockholders of the Company in November 1993. In January 1999, the Board of Directors terminated the Directors' Plan and with the optionholders' consent canceled outstanding options thereunder. At the same time, the Board of Directors adopted the 1999 Directors' Option Plan, subject to the approval of the Company's shareholders. See "Proposal 3--Approval of the Company's 1999 Directors' Option Plan." The purposes of the Directors' Plan were to enable the Company to attract and retain the services of non-employee and non-consultant members of the Board and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company. The Directors' Plan covered an aggregate of 40,000 shares of Common Stock.

    The Directors' Plan provided that each non-employee, non-consultant director as of January 14, 1994 ("Effective Date") would receive an option to purchase 2,000 shares of Common Stock at an exercise price equal to the fair market value as of such date. In addition, any person who was a non-employee/consultant director on an annual anniversary date of the Effective Date (including and terminating with the anniversary date in the year 2003) would receive an option to purchase 2,000 shares at the fair market value on that date, subject to the overall limit of the number of shares issuable under the Directors' Plan. The maximum term of each option was ten years from the date the option is granted. Each option vested fully upon the date of grant.

    As of the date of termination of the Directors' Plan and cancellation of options thereunder, Mr. Stulberg had received a grant, on January 14, 1994, to purchase 2,000 shares at $11.50 per share and each of Messrs. Stulberg, Saver and Shirazi received a grant, on January 14, 1995, to purchase 2,000 shares at $8.44 per share, a grant, on January 14, 1996, to purchase 2,000 shares at $5.25 per share, a grant, on January 14, 1997, to purchase 2,000 shares at $5.25 per share, and a grant, on January 14, 1998, to purchase 2,000 shares at $5.50 per share.

    The Directors' Plan was not subject to ERISA and was not qualified under
Section 401(a) of the Code.

401(k) PLAN

    Effective as of January 1, 1990, the Company adopted its 401(k) Plan (the "Plan"), which includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended. The Plan, which has been amended and restated as of July 1, 1997, was established to provide retirement and other benefits to employees of the Company. Employees who have completed at least 6 months of service qualify for the Plan. Participants may designate up to 15% of their compensation to be contributed to the Plan on a pre-tax basis ("Employee Elective Contributions"). Participants will be 100% vested in their Employee Elective Contributions (including earnings) at all times.

    The Company does not make matching contributions to the Plan. The Company may determine each plan year to make discretionary profit sharing contributions on behalf of participants who meet certain eligibility requirements
(i.e. employed on the last day of the plan year or completion of at least
500 hours of service during such year). Participants will generally vest in the Company's contributions (including earnings) at the rate of 40% after the first year of service, 60% after the second year of service, 80% after the third year of service and 100% after the fourth year of service.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission ("Commission"). Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during the fiscal year July 1, 1998 through June 30, 1999. All of these filing requirements were satisfied by its directors, officers and ten percent holders, except that Tim Swain, former Executive Vice President of Trimark, filed late one report on Form 4 relating to one transaction involving a sale of Common Stock and filed late one report on Form 4 relating to one transaction involving a purchase of Common Stock;
(ii) Peter Block, an Executive Vice President of Trimark, filed late his initial ownership report on Form 3; (iii) Sergei Yershov, a Senior Vice President of Trimark, filed late his initial ownership report on Form 3; (iv) Jeff Gonzalez, Chief Financial Officer and Secretary of the Company, filed late his initial ownership report on Form 3; and (v) Peter J. Dekom, a director of the Company, filed late his initial ownership report on Form 3. In making these statements, the Company has relied on the written representations of its directors, officers and its ten percent holders and copies of the reports that they have filed with the Commission.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee are Gordon Stulberg, Matthew H. Saver and Tofigh Shirazi. The members of the Stock Option and Stock Appreciation Rights Plan Committee are Matthew H. Saver and Tofigh Shirazi.
Messrs. Stulberg, Saver and Shirazi are directors of the Company. No member of the Compensation Committee or Stock Option and Stock Appreciation Rights Plan Committee has any interlocking relationship with any other corporation that requires disclosure under this heading.

                  COMPENSATION COMMITTEE AND STOCK OPTION AND
                STOCK APPRECIATION RIGHTS PLAN COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee reviews, approves and recommends to the Board of Directors compensation for the Company's Chairman of the Board and Chief Executive Officer and the Chief Financial Officer. The Stock Option and Stock Appreciation Rights Plan Committee administers the Company's Stock Option and Stock Appreciation Rights Plan and will administer the 1999 Stock Option Plan of Trimark Holdings, Inc.

    The Company's policies underlying compensation decisions are designed to attract and retain the best possible executive talent, to motivate Company executives to achieve the Company's goals, to link executive and stockholder interests through equity based compensation plans and to formulate compensation packages that recognize individual contributions. Certain of the Company's executive officers are currently employed pursuant to employment agreements, some of which are described under "Executive Compensation and Related Matters." Two such employment agreements were entered into during fiscal 1999.

    In establishing executive compensation, the Compensation Committee, based on review and recommendation of executive performance by the Chief Executive Officer, evaluates individual performance as it impacts overall Company performance, with particular focus on an individual's contribution to the realization of operating profits and achievement of strategic business goals. The Compensation Committee attempts to rationalize a particular executive's compensation with that of other executive officers of the Company in an effort to distribute compensation fairly among the executive officers. No specific weighting is assigned by the Compensation Committee to any of the foregoing factors considered in determining compensation paid to the Chief Executive Officer or other executive officers, although the principal factor in setting compensation for persons other than the Chief Executive Officer is the recommendation of the Chief Executive Officer, which recommendation may be based on subjective factors, such as his perception of the particular executive's overall performance.

    In 1993, Congress enacted the Omnibus Reconciliation Act of 1993 (OBRA) which, among other things, establishes certain requirements in order for compensation exceeding $1,000,000 earned by certain senior executives to be deductible. Although the Company's historical levels of executive compensation have been substantially less than $1,000,000 per employee annually, the Company currently intends to attempt to conform executive compensation programs and payments to OBRA's deductibility requirements. Accordingly, the Board of Directors has established certain restrictions on the granting of options or other awards under the Company's Stock Option and Stock Appreciation Rights Plan and the 1999 Stock Option Plan of Trimark Holdings, Inc. to assist in qualifying such compensation for an exemption. See "Executive Compensation and Related Matters--The Company's Stock Option and Stock Appreciation Rights Plan" and "Proposal 2--Approval of the Company's 1999 Stock Option Plan." The Board of Directors does not believe that other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. The Board will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

    The key elements of an executive's compensation consist of base salary, and, as to certain executives, a contractual bonus award and stock compensation, such as stock options. These items are discussed in more detail in the following sections of this Report.

    (a) Base Salary

    The Company compensates its executive officers primarily through salaries. As described above, based on the factors described therein, the Compensation Committee reviews certain officer's salaries, including Mr. Amin's (the Chief Executive Officer), on an annual basis. Mr. Amin was paid an annual salary of approximately $380,000 in fiscal 1999 which was the same salary paid during the prior year. The Compensation Committee believed no increase was appropriate in light of the net losses incurred by the Company in fiscal 1999. Neither
Mr. Amin nor the Compensation Committee believed an employment agreement was necessary.

    (b) Bonus

    The Company's senior executives and employees are eligible to receive a cash bonus. Subject to negotiated and fixed contractual bonus provisions contained in certain executives' employment agreements, the amount of bonuses and their distribution is discretionary, and the general practice is that such bonuses are recommended by the Chief Executive Officer and reviewed by the Compensation Committee. For fiscal 1999, three of the executive officers named in the Summary Compensation Table received a bonus. Mr. Amin did not receive a bonus in light of the Company's net loss in fiscal 1999.

    (c) Stock Based Compensation

    Under the Stock Option and Stock Appreciation Rights Plan which was approved by the stockholders in 1990, and under the 1999 Stock Option Plan of Trimark Holdings, Inc. to be voted on by stockholders at the Meeting, stock based compensation in the form of stock options may be granted to directors, officers and key employees of the Company. The purpose of equity participation is to further align the interests between executive officers and the stockholders in the Company's growth in real value over the long term.

STOCK OPTIONS

    Stock options, which are exercisable for ten years from the date of grant, have an exercise price equal to (or in some cases in excess of) the closing market price (NASDAQ/SmallCap Market) of the Company's Common Stock on the date of grant and vest in varying increments over periods ranging from the grant date to (more typically) three years. This approach is designed to provide an incentive to create stockholder value over the longer term, since the full benefit of the stock option compensation package generally cannot be realized unless stock appreciation occurs over several years.

    The Stock Option and Stock Appreciation Rights Plan Committee determines the number of options to be granted based principally upon the recommendation of the Chief Executive Officer whose recommendation in turn is based on his subjective analysis of individual performance, responsibility, the executive's other compensation (including prior grants of options, if any) and the executive's retention value to the Company. No specific weighting is assigned to these factors.

    In fiscal 1999, Mr. Amin was not granted options to purchase Common Stock. Certain other executive officers, including three executive officers named in the Summary Compensation Table, were granted options in fiscal 1999 or had options repriced. See "Option Grants in the Fiscal Year Ended June 30, 1999," "Ten-Year Option Repricings" and "Report of the Stock Option and Stock Appreciation Rights Plan Committee on Repricing of Options."

    The foregoing report of the Compensation Committee and the Stock Option and Stock Appreciation Rights Plan Committee shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee          Stock Option and Stock Appreciation Rights Plan Committee

GORDON STULBERG, CHAIRMAN       MATTHEW H. SAVER, CHAIRMAN
MATTHEW H. SAVER                TOFIGH SHIRAZI
TOFIGH SHIRAZI

                               STOCK PERFORMANCE
    Set forth below is a graph comparing, for the last five fiscal years, the yearly cumulative total stockholder return on the Common Stock, with the yearly cumulative total return on (a) the NASDAQ Stock Market (U.S.) Index, and (b) an index comprised of the common stock of two independent companies in the motion picture industry (the "Peer Group"): Kushner-Locke Company and Overseas Film Group, Inc.
    The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*          TRIMARK HOLDINGS, INC.  PEER GROUP  NASDAQ STOCK MARKET (U.S.)
AMONG TRIMARK HOLDINGS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP
DOLLARS
6/30/94                                                                   100         100                         100
6/30/95                                                                    88          55                         133
6/30/96                                                                    63          87                         171
6/30/97                                                                    60          29                         208
6/30/98                                                                    36          36                         274
6/30/99                                                                    55          71                         392
* $100 INVESTED ON 6/30/994 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING JUNE 30.

                                   PROPOSAL 2
                APPROVAL OF THE COMPANY'S 1999 STOCK OPTION PLAN

    In October 1999, the Board of Directors of the Company adopted, subject to stockholder approval, the 1999 Stock Option Plan of Trimark Holdings, Inc. (the "1999 Plan"), and reserved 250,000 shares for issuance under the 1999 Plan. A copy of the 1999 Plan is attached hereto as Annex A. The Board adopted the 1999 Plan to ensure that the Company can continue to provide equity incentives to employees and other participants at levels determined appropriate by the Board following termination of the Company's Stock Option and Stock Appreciation Rights Plan (the "1990 Plan"), which terminates on May 21, 2000. No stock options may be granted under the 1990 Plan after it is terminated. The closing price of the Company's Common Stock on the NASDAQ Stock Market on October 14, 1999 was $4.125.

    No stock options have been granted or issued under the 1999 Plan. The size of future awards and the identity of the recipients cannot be determined at this time. It is expected that such determination will be made primarily upon the recommendation of the Chief Executive Officer on the basis of an individual's performance, responsibility, his or her other compensation, his or her retention value to the Company and applicable legal requirements. During the last fiscal year, under the 1990 Plan, the Company has granted to all executive officers as a group, including repriced options, options to purchase 281,000 shares at exercise prices of $3.00 to $5.50 per share; to all employees (excluding executive officers) as a group, options to purchase 4,500 shares at an exercise price of $5.25 per share; and to all current directors who are not officers as a group, no options. Also see "Executive Compensation and Related Matters--Option Grants in the Fiscal Year Ended June 30, 1999."

    Stockholders are requested in this Proposal to approve the 1999 Plan and to reserve for issuance 250,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting will be required to approve the 1999 Plan.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                            "FOR" THE ABOVE PROPOSAL

    The essential features of the 1999 Plan are outlined below:

    The 1999 Plan provides for the grant of options to officers, directors, key employees and consultants of the Company and its subsidiaries. Approximately 93 of the Company's employees, directors and consultants (if any) are eligible to participate in the 1999 Plan. The 1999 Plan is administered by the Board of Directors unless and until the Board delegates administration to a committee (the "Option Committee") of two or more Board members, all of whom shall be non-employee directors as defined under the Exchange Act, and may also be, if practicable, outside directors as defined in the Internal Revenue Code. It is expected that the Option Committee, comprised of Messrs. Saver and Shirazi, will administer the 1999 Plan. The Board or Option Committee has the authority to determine to whom, and the time or times at which options will be granted, the number of shares of Common Stock that comprise each option, whether to amend or reduce the exercise price of outstanding options, and the time or times at which each option granted under the 1999 Plan may be exercised; provided, however, that no option may be exercised later than 10 years after the date of grant. The maximum number of shares subject to options that may be granted annually to any participant is 200,000.

    The 1999 Plan provides for the grant of both "incentive stock options" or "ISOs" and "non-qualified stock options" to acquire the Company's Common Stock. ISOs may only be issued to the Company's employees and non-qualified stock options may be issued to the Company's regular employees as well as its consultants and certain of its executive officers and directors. ISO's must be granted with an exercise price of no less than the fair market value of Common Stock at the time of grant, but if granted to stockholders owning at least 10% of the Common Stock outstanding, such options will be granted at a price of at least 110% of the fair market value of such Common Stock at the time of grant. The exercise price for non-qualified stock options is determined by the Option Committee. The shares purchased upon the exercise of an option granted under the 1999 Plan are to be paid for:
(i) in cash or by certified or cashier's check payable to the order of the Company, (ii) by cancellation of indebtedness, (iii) through the delivery of other shares of Common Stock having an aggregate fair market value equal to the total exercise price of the option being exercised, (iv) with the approval of the Option Committee, by a promissory note made by the optionee in favor of the Company upon terms and conditions to be determined by the Option Committee and secured by the shares issuable upon exercise of such option, or (v) any combination thereof. Options granted by the Board or Option Committee may provide that such options shall become fully exercisable upon a "change of control" of the Company in circumstances to be delineated by the Board or Option Committee.

    Consideration for the options to be granted under the Plan is provided by the recipient's past, present and expected future contributions to the Company. No monetary consideration is provided by the recipient with respect to the grant of options.

    Except as otherwise provided by the Board or Option Committee as to non-qualified options, no option granted under the 1999 Plan is transferable, except in the event of a recipient's death or permanent disability. ISOs may be exercised by the holder (a) while he is an employee of the Company or (b) at such time as designated in the individual option agreement but in no event later than three months after termination of his employment, other than owing to death or permanent disability. In the event of a recipient's death or permanent disability, the recipient's ISOs may be exercised at any time prior to expiration of the ISOs, but in any event no later than one year after the date of his death or permanent disability. In the event of the recipient's death, the ISOs may be exercised by the person entitled to do so under the recipient's will or by the recipient's legal representative. Termination of employment or other relationship with the Company by a holder of non-qualified stock options will have the effect specified in the individual option agreement. The 1999 Plan is not subject to the Employee Retirement Income Security Act of 1974. The 1999 Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

    The Board of Directors or the Option Committee may at any time suspend or terminate the 1999 Plan except that (i) no such action may impair the rights of optionees under any option previously granted pursuant to the 1999 Plan and
(ii) shareholder approval is required to effect any amendment to or change in the 1999 Plan that would: (a) increase the maximum number of shares which may be acquired pursuant to options granted under the 1999 Plan (except as to adjustments for stock splits through a reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction as provided in the 1999 Plan); (b) change the minimum exercise price of an option;
(c) increase the maximum number of options issuable under the 1999 Plan; or
(d) change the designation of persons eligible to receive options under the 1999 Plan.

FEDERAL INCOME TAX CONSIDERATIONS

    The discussion which follows is a summary, based on current law, of some of the significant federal income tax considerations relating to options under the 1999 Plan.

    The following is based upon federal tax laws and regulations as presently in effect and does not purport to be a complete description of the federal income tax aspects of the 1999 Plan.

    INCENTIVE STOCK OPTIONS

    No taxable income is recognized by the optionee upon the grant of an incentive stock option under the 1999 Plan. Further, no taxable income will be recognized by the optionee upon exercise of an incentive stock option and no expense deduction will be available to the Company, provided the optionee holds the shares acquired upon such exercise for at least two years from the date of grant of the option and for at least one year from the date of exercise. Any gain on the subsequent sale of the shares will be considered long-term capital gain provided the two-year and one-year holding periods are met. The gain recognized upon the sale of the shares is equal to the excess of the amount realized upon the sale (usually the selling price of the shares) over the exercise price. Therefore, the net federal income tax effect on an optionee fulfilling the foregoing holding requirements is to defer, until the shares are sold, taxation of any increase in the value of the shares from the exercise price and to treat such gain, at the time of sale, as capital gain rather than ordinary income. However, in general, if the optionee sells the shares within two years from the date of the option grant or within one year from the date of exercise (referred to as a "disqualifying disposition,") the optionee will recognize taxable income at ordinary tax rates in an amount equal to the lesser of (i) the value of the shares on the date of exercise, less the exercise price, and the Company will receive a corresponding business expense deduction. The balance of any gain recognized on a disqualifying disposition will be long-term or short-term capital gain depending upon the holding period of the optioned shares. The special two-year and one-year holding periods for incentive options do not apply to option shares which are disposed of by the optionee's estate or a person who acquired such shares by reason of the death of optionee.

    An employee may be subject to an alternative minimum tax upon exercise of an incentive stock option since the excess of the fair market value of the shares purchased at the date of exercise over the exercise price must be included in alternative minimum taxable income, unless the shares are disposed of in the same year that the option was exercised.

    NON-INCENTIVE STOCK OPTIONS

    As in the case of incentive stock options, the grant of a non-incentive stock option will not result in any taxable income to the optionee. However, the tax treatment upon exercise of non-incentive stock options is different. Generally, the optionee will recognize ordinary income when the option is exercised in the amount by which the fair market value of the shares acquired upon exercise of the option on the date of exercise exceeds the exercise price and the Company will be entitled to a corresponding business expense deduction. The income recognized by the optionee is compensation income subject to income tax withholding by the Company.

    The fair market value of the shares on the date of exercise will constitute the tax basis of the shares for computing gain or loss on any subsequent sale. Any gain or loss recognized by the optionee upon the subsequent disposition of the shares will be treated as capital gain or loss and will qualify as long-term capital gain or loss if the shares have been held for the requisite holding period (more than twelve months at the date of this Proxy Statement).

    SECTION 162(m) OF THE CODE

    Under Section 162(m) of the Internal Revenue Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's Chief Executive Officer or any one of its four other most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Options can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for a specified period is stated, and shareholder and Board approval of the plan is obtained. Non-qualified stock options granted with an exercise price less than the fair market value of common stock on the date of grant will not meet such performance-based criteria and, accordingly, the compensation attributable to such options will be subject to the deductibility limitations contained in
Section 162(m) of the Code.

    At the date of this Proxy Statement, long-term capital gain is taxed to individuals at a maximum preferential rate of 20% (10% for individuals in the 15% bracket), while items of ordinary income are currently taxed to individuals at a maximum rate of 39.6%.

                                   PROPOSAL 3
             APPROVAL OF THE COMPANY'S 1999 DIRECTORS' OPTION PLAN

    In January 1999, the Board of Directors of the Company adopted, subject to stockholder approval, the Company's 1999 Directors' Option Plan (the "1999 Directors' Plan") which authorizes the issuance of up to 106,000 shares of Common Stock to non-employee directors of the Company (currently four persons). At the same time the Board terminated the Directors' Stock Option Plan that had been adopted in 1993. See "Directors' Stock Option Plan." A copy of the 1999 Directors' Plan is attached hereto as Annex B. The 1999 Directors' Plan will facilitate the alignment of interests between the directors and the stockholders in the Company's growth.

    Stockholders are requested in this Proposal to approve the 1999 Directors' Plan and to reserve for issuance 106,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting will be required to approve the 1999 Directors' Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

    The essential features of the 1999 Directors' Plan are outlined below:

    The purposes of the 1999 Directors' Plan are to enable the Company to attract and retain the services of non-employee members of the Board and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company. The 1999 Directors' Plan covers an aggregate of 106,000 shares of Common Stock and no options may be granted after January 8, 2008.

    The 1999 Directors' Plan provides that each non-employee director as of January 8, 1999 ("Effective Date") would receive an option to purchase
2,000 shares of Common Stock at an exercise price equal to the fair market value as of such date ($3.00). Furthermore, on the Effective Date, Messrs. Stulberg, Saver and Shirazi received a one-time grant to purchase 10,000, 8,000 and 8,000 shares of Common Stock, respectively, at an exercise price of $3.00. In addition, any person who is a non-employee director on an annual anniversary date of the Effective Date (including and terminating with the anniversary date in the year 2008) will receive an option to purchase 2,000 shares at the fair market value on that date, subject to the overall limit of the number of shares issuable under the 1999 Directors' Plan. The maximum term of each such option is ten years from the date the option is granted. Each option vests fully upon the date of grant, except that the options granted to date are subject to stockholder approval of the 1999 Directors' Plan. The options are nontransferable, except by will or the laws of descent and distribution and must be exercised by the optionee during the optionee's lifetime only by such optionee except that the optionee's estate may exercise the option immediately within one year of the optionee's death. Any outstanding option may be exercised within one year by an optionee who ceases to be a director by reason of disability. In the event an optionee ceases to be a director otherwise than by reason of death or disability, any outstanding option held by such optionee will terminate. The Board of Directors may suspend, discontinue, modify or amend the 1999 Directors' Plan in any respect except that the Board may not suspend, discontinue, modify or amend the 1999 Directors' Plan so as to adversely affect the rights of a participant with respect to any grants that have previously been made to such participant without such participant's approval. In addition, no amendment to or modification of the 1999 Directors' Plan which: (i) materially increases the benefits accruing to participants; (ii) except for certain changes in capital stock as a result of stock splits or other comparable transactions as set forth in the 1999 Directors' Plan, increases the number of shares that may be issued under the 1999 Directors' Plan; or (iii) modifies the requirements as to eligibility for participation under the 1999 Directors' Plan, will be effective without stockholder approval.

    The 1999 Directors' Plan is not subject to ERISA and is not qualified under
Section 401(a) of the Code. For federal income tax information, see
"Proposal 2--Approval of the Company's 1999 Stock Option Plan--Federal Income Tax Considerations."

                               NEW PLAN BENEFITS

    The following table sets forth the number of stock options granted under the 1999 Directors' Plan since its adoption in January 1999 to the individuals set forth in the Summary Compensation Table and to certain other individuals and groups. In the event stockholders do not approve the plan, the options will be cancelled.

                              1999 DIRECTORS' PLAN

                                                              EXERCISE PRICE     NUMBER OF
                                                               (PER SHARE)     STOCK OPTIONS
                                                              --------------   -------------
Mark Amin, Chairman of the Board and Chief
  Executive Officer                                                  N/A             N/A
Cami Winikoff, Executive Vice President and Chief
  Administrative Officer of Trimark                                  N/A             N/A
Andrew Reimer, Senior Vice President, Worldwide Television,
  of Trimark                                                         N/A             N/A
Tim Swain, Former Executive Vice President, Domestic
  Distribution, of Trimark                                           N/A             N/A
Peter Block, Executive Vice President of Trimark                     N/A             N/A
Gordon Stulberg, Director                                          $3.00          12,000
Matthew H. Saver, Director                                         $3.00          10,000
Tofigh Shirazi, Director                                           $3.00          10,000
Peter J. Dekom, Director                                             N/A               0
Roger Burlage, Director(1)                                         $3.00           2,000
All Current Executive Officers as a Group (11 persons)               N/A             N/A
All Current Directors as a Group Other than Executive
  Officers (4 persons)                                             $3.00          32,000
All Employees as a Group Other than Current Executive
  Officers                                                           N/A             N/A

------------------------

(1) Mr. Burlage resigned as a director on May 4, 1999, and his options have been terminated.

                                   PROPOSAL 4
           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending June 30, 2000. PricewaterhouseCoopers LLP, the Company's accountants for the fiscal year ended June 30, 1999, performed audit services for fiscal year 1999 which included the examination of the consolidated financial statements of the Company and services relating to filings with the Securities and Exchange Commission. All professional services rendered by PricewaterhouseCoopers LLP during fiscal year 1999 were furnished at customary rates and terms.

    Representatives of PricewaterhouseCoopers LLP will be invited to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

    Stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending June 30, 2000. Ratification of the proposal requires the affirmative vote of a majority of the Company's shares of Common Stock represented and voting at the Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.

                                 ANNUAL REPORT

    The Company's Annual Report for the fiscal year ended June 30, 1999 accompanies this Proxy Statement. The Annual Report includes consolidated financial statements of the Company and its subsidiaries and the report thereon of PricewaterhouseCoopers LLP, independent accountants.

    UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO TRIMARK HOLDINGS, INC., ATTENTION: INVESTOR RELATIONS,
4553 GLENCOE AVENUE, SUITE 200, MARINA DEL REY, CALIFORNIA 90292, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1999, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.

PROPOSAL OF STOCKHOLDERS

    Under certain circumstances, stockholders are entitled to present proposals for consideration at stockholder meetings. Any such proposal to be included in the Proxy Statement for the Company's 2000 Annual Meeting of Stockholders must be submitted to the Secretary of the Company prior to June 26, 2000 and in accordance with Rule 14a-8 of the Exchange Act. In addition, proxies solicited by management may contain discretionary authority to vote on matters which are not included in the Proxy Statement but which are raised at the Annual Meeting by Stockholders, unless the Company receives written notice of such matters on or before September 11, 2000. However, in the event that the date of the 2000 Annual Meeting of Stockholders is more than 30 days before or more than 30 days after the anniversary date of the 1999 Annual Meeting, proposals to be considered timely must be received at a reasonable time before the Company begins to print and mail its proxy materials. It is suggested that such proposals be sent by Certified Mail--Return Receipt Requested.

OTHER BUSINESS

    The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than as stated in the accompanying Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby on such matters in accordance with their best judgment and in their discretion, and authority to do so is included in the Proxy.

                                          TRIMARK HOLDINGS, INC.

                                          /s/ Mark Amin
                                          --------------------------------------
                                          Mark Amin
                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE OFFICER

Dated: October 15, 1999

                                                                         ANNEX A

                             1999 STOCK OPTION PLAN
                           OF TRIMARK HOLDINGS, INC.

1.  PURPOSE.

    The purpose of this 1999 Stock Option Plan (the "Plan") of Trimark Holdings, Inc., a Delaware corporation (the "Company"), is to secure for the Company and its stockholders the benefits arising from stock ownership by selected employees of the Company or its subsidiaries, Directors or consultants ("Participants") as the Board of Directors or a committee of the Board of Directors constituted for the purpose, may from time to time determine. This Plan will provide a means whereby (i) such employees may purchase shares of the Common Stock of the Company pursuant to options that will qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and
(ii) such employees, Directors and consultants may purchase shares of the Common Stock of the Company pursuant to "nonqualified stock options." Incentive stock options and nonqualified stock options are sometimes referred to collectively as "options." Options granted as incentive stock options pursuant to this Plan that for any reason fail or cease to qualify as such shall be treated as nonqualified stock options.

2.  ADMINISTRATION.

    2.1. This Plan shall be administered by the Board of Directors of the Company or, if the Board in its sole discretion determines, by a committee of the Board of Directors consisting of two or more Directors of the Company (the "Committee") who are "Non-Employee Directors" as that term is defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and if, practicable, "Outside Directors," as that term is defined under regulations promulgated under Code
Section 162(m), as amended from time to time and as interpreted by the Internal Revenue Service. In the event that two or more members of the Board are not Non-Employee Directors, the Committee shall be comprised of at least two Directors, and in such case, any grants or awards hereunder to a Participant subject to Section 16 of the Exchange Act shall also be approved by the Board of Directors of the Company. Any action of the Committee with respect to administration of this Plan shall be taken by a majority vote or written consent of its members. If the Board of Directors administers the Plan, references herein to the Committee shall be deemed to refer to the Board of Directors.

    2.2. Subject to the provisions of this Plan, the Committee shall have authority (i) to construe and interpret this Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to this Plan, (iv) to determine the individuals to whom and the time or times at which options shall be granted, whether any options granted will be incentive stock options or nonqualified stock options, the number of shares to be subject to each option (subject to the limitations set forth in Section 3 hereof), the exercise price of an option (subject to the limitations set forth in Section 6 hereof) the number of installments, if any, in which each option may be exercised, and the duration of each option, (v) in its discretion with the written consent of the Participant, at any time and from time to time at or after the grant of any option, accelerate or extend the vesting or exercise period of any option as a whole or in part, and adjust or reduce the exercise price of options held by a Participant by cancellation of such options and granting of options at lower exercise prices or by modification, extension or renewal of such options, (vi) to approve and determine the duration of leaves of absence which may be granted to Participants without constituting a termination of their employment for the purposes of this Plan, and (vii) to make all other determinations necessary or advisable for the administration of this Plan. All determinations and interpretations made by the

Committee shall be binding and conclusive on all Participants in this Plan and their legal representatives and beneficiaries.

3.  SHARES SUBJECT TO THIS PLAN.

    Subject to adjustment as provided in Section 14 hereof, the shares to be issued under this Plan shall consist of the Company's authorized but unissued Common Stock, and the aggregate amount of such stock which may be issued upon exercise of all options under the Plan shall not exceed 250,000 shares. If any options granted under this Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under this Plan. Notwithstanding the foregoing, during any fiscal year of the Company, no Participant shall be granted options that are issuable for more than 200,000 shares of Common Stock, subject to adjustment as provided in Section 14 hereof.

4.  ELIGIBILITY AND PARTICIPATION.

    4.1. All regular salaried employees of the Company or any Subsidiary (as defined in Section 424(f) of the Code and whether now or hereafter existing) shall be eligible to receive incentive stock options and nonqualified stock options. Directors of the Company or any Subsidiary are not eligible to receive incentive stock options, but are eligible to receive nonqualified stock options. Consultants to the Company shall be eligible to receive nonqualified stock options, provided that the rules governing the availability of a Form S-8 Registration Statement under the Securities Act of 1933 would permit the registration of the offer or the sale of such securities.

    4.2. No incentive stock options may be granted to any employee who, at the time the incentive stock option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or of its Subsidiaries) unless the exercise price of such incentive stock option is at least one hundred ten percent (110%) of the fair market value of the stock subject to the incentive stock option and such incentive stock option by its terms is not exercisable after the expiration of five years from the date such incentive stock option is granted, determining fair market value as of the date each respective option is granted.

    4.3. The aggregate fair market value of the Common Stock for which incentive stock options granted to any one employee under this Plan or any other incentive stock option plan of the Company may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining fair market value as of the date each respective option is granted.

    4.4. All options granted under this Plan shall be granted within ten years from October 6, 1999.

5.  DURATION OF OPTIONS.

    Each option shall expire on such date as the Board of Directors or the Committee may determine, but in no event later than ten years from the date on which the option is granted, and shall be subject to earlier termination as provided herein.

6.  PRICE AND EXERCISE OF OPTIONS.

    6.1. The exercise price of the Common Stock covered by each option shall be determined by the Committee, but in the case of an incentive stock option shall not be less than one hundred percent of the fair market value of such Common Stock on the date the incentive stock option is granted, provided, however, that if the optionee owns at least 10% of the then outstanding shares of the Common Stock, then the exercise price shall be at least one hundred ten percent (110%) of the fair market value per share of the Common Stock on the date such option is granted. The purchase price of the Common Stock upon exercise of an option shall be paid in full at the time of exercise (i) in cash or by certified or cashier's check payable to the order of the Company, (ii) by cancellation of indebtedness owed by the Company to the Participant, (iii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of the Participant, (iv) if authorized by the Committee or if specified in the option being exercised, by a promissory note made by the Participant in favor of the Company, subject to terms and conditions determined by the Committee, secured by the Common Stock issuable upon exercise, and in compliance with applicable law (including, without limitation, state corporate and federal margin requirements), (v) by any combination thereof, or (vi) in such other manner as the Committee may specify in order to facilitate the exercise of options by the holders thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined in accordance with Section 7 hereof.

    6.2. No option granted under this Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation (including without limitation, federal and state securities laws and regulations). Each option shall be exercisable in such installments during the period prior to its expiration date as the Committee shall determine; provided, however, that unless otherwise determined by the Committee, if the Participant shall not in any given installment period purchase all of the shares which the Participant is entitled to purchase in such installment period, then such Participant's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the Participant's option. No option may be exercised for a fraction of a share and no partial exercise of any option may be for less than ten shares.

7.  FAIR MARKET VALUE OF COMMON STOCK.

    The fair market value of a share of Common Stock of the Company for purposes of this Plan shall be the closing price or last trade price of a share as supplied by The NASDAQ Stock Market (or its successor in function) or, if such shares are then traded on a principal stock exchange, by reference to the closing price of a share on the principal stock exchange on which such shares are traded, in each case as reported by The Wall Street Journal for the business day immediately preceding the date on which the fair market value is determined (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

8.  WITHHOLDING TAX.

    Upon (i) the disposition by an employee of shares of Common Stock acquired pursuant to the exercise of an incentive stock option granted pursuant to this Plan within two years of the granting of the incentive stock option or within one year after exercise of the incentive stock option (or such earlier time period as may be deemed appropriate by the Company to comply with applicable withholding rules and regulations), or (ii) the exercise of a nonqualified stock option, the Company shall have the right to require such employee, and such employee by accepting the options granted under this Plan agrees, to pay the Company the amount of any taxes which the Company may be required to withhold with respect thereto and the Company shall not be obligated to issue certificates representing the shares of Common Stock to be acquired through the exercise of such options if the optionee fails to provide the Company with adequate assurance that such optionee will pay such amounts to the Company as hereinabove required. In the event of (i) or (ii), then such employee or other person may elect to pay the amount of any taxes which the Company may be required to withhold by delivering to the Company shares of the Company's Common Stock having a fair market value determined in accordance with Section 7 thereof equal to the withholding tax obligation determined by the Company. Such shares so delivered may be either shares withheld by the Company upon the exercise of the option or other shares.

9.  NONTRANSFERABILITY.

    Except as otherwise provided by the Committee at the time of grant or otherwise of a nonqualified stock option, an option granted under this Plan shall, by its terms, be nontransferable by the holder either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the holder's lifetime only by the holder, regardless of any community property interest therein of the spouse of the holder, or such spouse's successors in interest. If the spouse of the holder shall have acquired a community property interest in an option, the holder, or the holder's permitted successors in interest, may exercise the option on behalf of the spouse of the holder or such spouse's successors in interest.

10. HOLDING OF STOCK AFTER EXERCISE OF OPTION.

    At the discretion of the Committee, any option may provide that the Participant, by accepting such option, represents and agrees, for the Participant and the Participant's permitted transferees that none of the shares acquired upon exercise of an option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act by such person.

11. TERMINATION OF EMPLOYMENT.

    If a holder of an incentive stock option ceases to be employed by the Company or a Subsidiary for any reason other than the holder's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the holder's incentive stock options shall terminate at the time designated in the individual option agreement as determined by the Committee, but in no event later than three months after the date of cessation of employment, provided that such incentive stock option may be exercised only to the extent exercisable on the date of such cessation of employment. Termination of employment or other relationship with the Company by the holder of a nonqualified stock option will have the effect specified in the individual option agreement or Certificate of Grant as determined by the Committee.

12. DEATH OR PERMANENT DISABILITY OF OPTION HOLDER.

    If the holder of an incentive stock option dies or becomes permanently disabled while the option holder is employed by the Company or a Subsidiary, the holder's option shall expire one year after the date of such death or permanent disability unless by its terms it expires sooner. During such period after death, such incentive stock options may, to the extent that they remained unexercised (but exercisable by the holder according to such option's terms) on the date of such death, be exercised by the person or persons to whom the option holder's rights under the incentive stock option shall pass by the option holder's will or by the laws of descent and distribution. The death or permanent disability of a holder of a nonqualified stock option will have the effect specified in the individual option agreement or Certificate of Grant as determined by the Committee.

13. PRIVILEGES OF STOCK OWNERSHIP.

    No person entitled to exercise any option granted under this Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, there shall have been full compliance with any applicable registration requirements of the Securities Act, any applicable listing requirements of any national securities exchange or automated quotation system on which the Common Stock is then listed or quoted, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

14. ADJUSTMENTS.

    14.1. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change to the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the purchase price for each share covered by the option.

    14.2. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, this Plan shall terminate, and any options theretofore granted hereunder shall terminate.

    14.3. Notwithstanding the foregoing, the Board of Directors or the Committee may provide in writing in connection with such transaction (or in the individual option agreement or Certificate of Grant as to such transaction or other transactions that may be deemed to involve an extraordinary transaction or a change of control) for any or all of the following alternatives (separately or in combinations): (i) for the options theretofore granted to become immediately exercisable; (ii) for the assumption by the successor corporation of the options thereto granted or the substitution by such corporation for such options of new options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (iii) for the continuance of this Plan by such successor corporation in which event the Plan and the options theretofore granted shall continue in the manner and under the terms so provided; or (iv) such other arrangements as the Board of Directors or Committee deems equitable to the Participants and the Company's stockholders.

    14.4. Adjustments under this Section 14 shall be made by the Board of Directors or the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under this Plan on any such adjustment.

15. AMENDMENT AND TERMINATION OF PLAN.

    15.1. The Board of Directors or the Committee may at any time suspend or terminate this Plan. The Board of Directors or the Committee may also at any time amend or revise the terms of this Plan, provided that no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, (i) increase the maximum number of shares which may be acquired pursuant to options granted under this Plan, except as permitted under the provisions of Section 14 hereof, (ii) change the minimum purchase price set forth in Section 6 hereof, (iii) increase the maximum term of options provided for in Section 5 hereof, or (iv) change the designation of persons eligible to receive options as provided in Section 4 hereof.

    15.2. No amendment, suspension or termination of this Plan shall, without the consent of the holder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

16. EFFECTIVE DATE OF PLAN.

    No option may be granted under this Plan unless and until (i) the options and underlying shares have been registered under the Securities Act of 1933 and qualified with the appropriate state regulatory agencies, or (ii) the Company has been advised by counsel that such options and shares are exempt from such registration and/or qualification. This Plan shall be submitted for approval by the holders of the outstanding voting stock of the Company within twelve months from the date this Plan is adopted by the Board of Directors. This Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by
(i) the affirmative vote of the holders of a majority of the voting shares of the Company represented and voting at a duly held meeting at which a quorum is present or (ii) the written consent of the holders of a majority of the outstanding voting shares of the Company. Any options granted under this Plan prior to obtaining such stockholder approval shall be granted under the conditions that the options so granted (i) shall not be exercisable prior to such approval, and (ii) shall become null and void if such stockholder approval is not obtained.

                                                                         ANNEX B

               TRIMARK HOLDINGS, INC. 1999 DIRECTORS' OPTION PLAN

1.  PURPOSE.

    The purposes of the Plan are to enable the Company to attract and retain the services of non-employee members of the Board and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company.

2.  DEFINITIONS.

A. As used in the Plan, the following definitions apply to the terms indicated below:

"Board" means the Board of Directors of the Company or any committee thereof authorized to exercise the powers of the Board of Directors.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Company" means Trimark Holdings, Inc., a Delaware corporation.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Fair Market Value" of a Share on a given day means, if Shares are listed on an established stock exchange or exchanges or quoted on The NASDAQ Small Cap Market, the highest closing or last sales price of a Share as reported on such stock exchange or exchanges or system; or if not so reported, the average of the bid and asked prices, as reported on the NASDAQ. If the price of a Share shall not be so quoted, the Fair Market Value shall be determined by taking into account all relevant facts and circumstances.

"Option" means a non-qualified option to purchase Shares under the terms and conditions of the Plan as evidenced by an option certificate in such form not inconsistent with the Plan.

"Participant" means a director, eligible to participate in the Plan under
Section 4 hereof, to whom an Option is granted under the Plan.

"Plan" means the Trimark Holdings, Inc. 1999 Directors' Option Plan, including any amendments to the Plan.

"Shares" means shares of the Company's Common Stock, par value $0.001 per share, now or hereafter owned by the Company as treasury stock or authorized but unissued shares of the Company's Common Stock, subject to adjustment as provided in the Plan.

    As used herein, the masculine includes the feminine, the plural includes the singular, and the singular includes the plural.

3.  PLAN ADOPTION AND TERM.

A. The Plan shall become effective following its adoption by the Board, but no Option granted under the Plan shall be exercisable unless and until the Plan has been approved by the shareholders of the Company.

B. Subject to the provisions hereinafter contained relating to amendment or discontinuance, the Plan shall continue in effect through and including January 8, 2008. No Option may be granted hereunder after such date.

4.  ELIGIBILITY; AUTOMATIC GRANT.

    Each director of the Company, who is not an employee of the Company or any of its subsidiaries, in office as of January 8, 1999 (the "Effective Date") shall be eligible to participate in the Plan and shall automatically receive, on the Effective Date, a non-qualified Option to purchase 2,000 Shares. (Furthermore, on the Effective Date, the directors of the Company identified in Schedule A, shall also receive on a one-time basis only an additional non-qualified Option to purchase Shares as set forth in Schedule A). In addition, each person who is a director of the Company on an annual anniversary date of the Effective Date (including and terminating with the anniversary date in the year 2008) and who is not an employee of the Company or any of its subsidiaries, shall be eligible to participate in the Plan and shall automatically receive, on such anniversary date, a non-qualified Option to purchase 2,000 Shares. The price per share at which Shares may be purchased pursuant to any Option granted under the Plan shall be the Fair Market Value of a Share on the date the Option is granted (the "Date of Grant"). All Options granted under the Plan shall be evidenced by an option certificate in such form not inconsistent with the Plan.

5.  STOCK SUBJECT TO THE PLAN.

    Subject to adjustment as provided in Section 10 hereof, Options may be issued pursuant to the Plan with respect to a number of Shares that, in the aggregate, does not exceed 106,000 Shares. If, prior to the termination of the Plan, an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

6.  DURATION OF OPTIONS.

    No Option granted hereunder shall be exercisable after the expiration of ten years from the Date of Grant. All Options shall be subject to earlier termination as provided elsewhere in the Plan.

7.  CONDITIONS RELATING TO EXERCISE OF OPTIONS.

A. Subject to Section 3A hereof, options granted to Participants shall become exercisable in full on the Date of Grant. Once exercisable, an Option may be exercised at any time prior to its expiration, cancellation or termination as provided in the Plan. Partial exercise is permitted from time to time provided that no partial exercise of an Option shall be for a number of Shares having a purchase price of less than $1,000 or for a fractional number of Shares.

B. No Option shall be transferable by a Participant otherwise than by will or the laws of descent and distribution and Options shall be exercisable during the lifetime of a Participant only by such Participant.

C. An Option shall be exercised by the delivery to the Company of a written notice signed by the Participant, which specifies the number of Shares with respect to which the Option is being exercised and the date of the proposed exercise. Such notice shall be delivered to the Company's principal office, to the attention of its Secretary, no less than three business days in advance of the date of the proposed exercise and shall be accompanied by the applicable option certificate evidencing the Option. A Participant may withdraw such notice at any time prior to the close of business on the proposed date of exercise, in which case the option certificate evidencing the Option shall be returned to him or her.

D. Payment for Shares purchased upon exercise of an Option shall be made at the time of exercise either in cash, by certified check or bank cashier's check or, at the option of the Board, in Shares owned by the Participant and valued at their Fair Market Value on the date of exercise, or partly in Shares with the balance in cash or by certified check or bank cashier's check. Any payment in Shares shall be effected by their delivery to the Secretary of the Company, endorsed in blank or accompanied by stock powers executed in blank.

E. Certificates for Shares purchased upon exercise of Options shall be issued and delivered as soon as practicable following the date the Option is exercised. Certificates for Shares purchased upon exercise of Options shall be issued in the name of the Participant.

F. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Shares to be issued upon the exercise thereof have been registered under the Securities Act of 1933 and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration. The Company shall not be under any obligation to register under applicable federal or state securities laws any Shares to be issued upon the exercise of an Option granted hereunder, or to comply with an appropriate exemption from registration under such laws in order to permit the exercise of an Option and the issuance and sale of the Shares subject to such Option. If the Company chooses to comply with such an exemption from registration, the Shares issued under the Plan may bear an appropriate restrictive legend restricting the transfer or pledge of the Shares represented thereby, and the Company may also give appropriate stop-transfer instructions to the transfer agent to the Company.

G. Any person exercising an Option or transferring or receiving Shares shall comply with all regulations and requirements of any governmental authority having jurisdiction over the issuance, transfer, or sale of capital stock of the Company, and as a condition to receiving any Shares, shall execute all such instruments as the Company in its sole discretion may deem necessary or advisable.

H. In the event that a Participant shall cease to be a director by reason of such Participant's disability within the meaning of Section 22(e)(3) of the Code, any outstanding Option held by such Participant shall remain so exercisable but only for a period of one year after such date, at the end of which time it shall terminate (unless such Option expires earlier by its terms).

I. In the event that a Participant shall cease to be a director by reason of death (including death during an approved leave of absence or following a Participant's disability), any Option then held by him or her which shall not have lapsed or terminated prior to his or her death shall be or immediately become fully exercisable by the executors, administrators, legatees, or distributees of his or her estate, as may be appropriate, as to the total number of Shares subject thereto and shall remain so exercisable but only for a period of one year after death, at the end of which time it shall terminate (unless such Option expires earlier by its terms).

J. In the event that a Participant shall cease to be a director otherwise than as described in paragraphs (H) and (I), any outstanding Option held by such Participant shall terminate.

8.  NO ELECTION RIGHTS.

    Nothing contained in the Plan or any Option shall confer upon any Participant any right with respect to the continuation of his or her tenure as a director of the Company or interfere in any way with the right of the Company's shareholders or the Board, at any time, to terminate such tenure or to fail to elect such Participant to the Board.

9.  RIGHTS OF A SHAREOWNER.

    No person shall have any rights with respect to any Shares covered by or relating to any grant hereunder of an Option until the date of issuance of a certificate to him or her evidencing such Shares. Except as otherwise expressly provided in the Plan, no adjustment to any Option shall be made for dividends or other rights for which the record date occurs prior to the date such certificate is issued.

10. ADJUSTMENT UPON CHANGES IN CAPITAL STOCK.

A. If the capital stock of the Company shall be subdivided or combined, whether by reclassification, stock dividend, stock split, reverse stock split or other similar transaction, then the number of Shares authorized under the Plan, the number of Shares then subject to or relating to unexercised Options granted hereunder and the exercise price per Share will be adjusted proportionately. A stock dividend shall be treated as a subdivision of the whole number of Shares outstanding immediately prior to such dividend into a number of Shares equal to such whole number of Shares so outstanding plus the number of Shares issued as a stock dividend.

B. In the case of any capital reorganization or any reclassification of the capital stock of the Company (except pursuant to a transaction described in Paragraph A of this Section 10) (a "Reorganization"), appropriate adjustment may be made in the number and class of shares authorized to be issued under the Plan and the number and class of shares subject to or relating to Options awarded under the Plan and outstanding at the time of such Reorganization.

C.  Each Participant will be notified of any adjustment made pursuant to this
Section 10 and any such adjustment, or the failure to make such adjustment, shall be binding on the Participant.

D. Except as expressly set forth herein, the number and kind of Shares subject to Options awarded under the Plan, and the exercise prices of any such Options, shall not be affected by any transaction (including, without limitation, any merger, recapitalization, stock split, stock dividend, issuance of stock or similar transaction) affecting the capital stock of the Company and no Participant shall be entitled to any additional Options on account thereof.

11. WITHHOLDING TAXES.

A. Whenever Shares are to be issued upon the exercise of an Option, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, prior to the delivery of any certificate or certificates for such Shares.

B. Notwithstanding Paragraph A of this Section 11, at the election of a Participant when Shares are to be issued upon the exercise of an Option, the Participant may tender to the Company a number of Shares, or the Company shall withhold a number of such Shares, the Fair Market Value of which is sufficient to satisfy the federal, state and local tax requirements, if any, attributable to such exercise or occurrence.

12. AMENDMENT OF THE PLAN.

A. The Board may at any time and from time to time suspend, discontinue, modify or amend the Plan in any respect whatsoever except that the Board may not suspend, discontinue, modify or amend the Plan so as to adversely affect the rights of a Participant with respect to any grants that have heretofore been made to such Participant without such Participant's approval.

B. No amendment to or modification of the Plan shall be made by the Board without shareholder approval where the absence of such approval would cause the Plan to fail to comply with any requirement of applicable law or regulation, including the requirements of The NASDAQ Stock Market, if applicable.

13. MISCELLANEOUS.

A. It is expressly understood that the Plan grants powers to the Board but does not require their exercise; nor shall any rights be deemed to accrue under the Plan except as Options may be granted hereunder.

B. All expenses of the Plan, including the cost of maintaining records, shall be borne by the Company.

                                   SCHEDULE A

                                                     ONE TIME GRANT OF
                                                    NON-QUALIFIED OPTION
                                                        TO PURCHASE
                                                       THE FOLLOWING
NAME OF DIRECTOR                                      NUMBER OF SHARES
----------------                                    --------------------
1. Gordon Stulberg................................         10,000

2. Matthew H. Saver...............................          8,000

3. Tofigh Shirazi.................................          8,000

                            TRIMARK HOLDINGS, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                              NOVEMBER 19, 1999

        The undersigned stockholder of Trimark Holdings, Inc. (the "Company") hereby nominates, constitutes and appoints Mark Amin and Jeff Gonzalez, and each of them, the agent and proxy of the undersigned, each with full power of substitution to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Park Hyatt Los Angeles, Chateau 2, 2151 Avenue of the Stars, Los Angeles, California on November 19, 1999 at 9:00 a.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

        1. THE ELECTION OF DIRECTORS: Electing Mark Amin, Peter Dekom, Gordon Stulberg, Matthew H. Saver and Tofigh Shirazi to serve on the Board of Directors of the Company until the next annual meeting following their election and until their successors are elected and have qualified.

        AUTHORITY GIVEN / /     AUTHORITY WITHHELD / /

        (INSTRUCTION: TO GRANT AUTHORITY TO VOTE FOR ALL OF THE NOMINEES NAMED ABOVE CHECK THE "AUTHORITY GIVEN" BOX; TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE CHECK THE "AUTHORITY GIVEN" BOX AND CROSS OUT THE NAME OF THE INDIVIDUAL ABOVE; TO WITHHOLD AUTHORITY FOR ALL NOMINEES CHECK THE "AUTHORITY WITHHELD" BOX.)

        2. APPROVAL OF THE COMPANY'S 1999 STOCK OPTION PLAN: Approving the Company's 1999 Stock Option Plan.

                    FOR / /     AGAINST / /     ABSTAIN / /

        3. APPROVAL OF THE COMPANY'S 1999 DIRECTOR'S OPTION PLAN: Approving the Company's 1999 Director's Option Plan.

                    FOR / /     AGAINST / /     ABSTAIN / /

        4. RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS: Approving the selection of PricewaterhouseCoopers LLP to serve as independent accountants of the Company for the fiscal year ending June 30, 2000.

        5. OTHER BUSINESS: To transact, and authority to vote in their discretion on such other business as may properly come before the meeting or any adjournments thereof.

        (PLEASE SIGN AND DATE THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" ON PROPOSAL 1 AND A VOTE OF "FOR" ON PROPOSALS 2, 3 AND 4. THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH SUCH RECOMMENDATIONS OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTION. IN ALL OTHER MATTERS, IF ANY, PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE SIGN AND DATE BELOW.

                                       Dated:____________________________

                                       I do _____ do not _____ expect to
                                       attend the meeting.

                                       __________________________________
                                           (Signature of Stockholder)

                                       __________________________________
                                           (Signature of Stockholder)

(Please date this proxy and sign your name as it appears in the stock certificate. Executors, administrators, trustees, etc. should give their full title. All joint owners should sign.)

                                       THIS PROXY IS SOLICITED ON BEHALF OF THE
                                       BOARD OF DIRECTORS, AND MAY BE REVOKED
                                       PRIOR TO ITS EXERCISE BY FILING WITH THE
                                       SECRETARY OF THE COMPANY AN INSTRUMENT
                                       REVOKING THIS PROXY OR A DULY EXECUTED
                                       PROXY BEARING A LATER DATE OR BY
                                       APPEARING AND VOTING IN PERSON AT THE
                                       MEETING.